UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ☐ 240.14a-11(c) or ☐ 240.14a-2
Harmony Biosciences Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HARMONY BIOSCIENCES HOLDINGS, INC.
630 W. GERMANTOWN PIKE, SUITE 215
PLYMOUTH MEETING, PENNSYLVANIA 19462
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on May 15, 2025 via online webcast at www.virtualshareholdermeeting.com/HRMY2025.
Dear Stockholders of Harmony Biosciences Holdings, Inc.:
The 2025 annual meeting of stockholders (the “Annual Meeting”) of Harmony Biosciences Holdings, Inc., a Delaware corporation (“Harmony”), will be held virtually on May 15, 2025 at 1:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast at www.virtualshareholdermeeting.com/HRMY2025. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and Harmony. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 3.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.	to elect three Class II directors to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
3.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on March 17, 2025 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
In seeking to reduce costs, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials free of charge over the Internet. On or about April 4, 2025, we expect to mail the Notice to our stockholders of record as of the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2025:
The proxy statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge at https://www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the Internet, telephone or mail. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.
We appreciate your continued support of Harmony.

By order of the Board of Directors,

/s/ Jeffrey M. Dayno
Dr. Jeffrey M. Dayno, President, Chief Executive Officer and Director
Plymouth Meeting, Pennsylvania
April 4, 2025

i

ii

HARMONY BIOSCIENCES HOLDINGS, INC.

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on May 15, 2025
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of Harmony Biosciences Holdings, Inc., a Delaware corporation (“Harmony” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on May 15, 2025 at 1:00 p.m. Eastern Time.
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to virtually attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to virtually attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 3.
The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 4, 2025, to all stockholders entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 15, 2025:
The proxy statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge at https://www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the Internet, telephone or mail. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting?
Our Annual Meeting will be conducted via live audio webcast and online stockholder tools. We are excited to be using the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We believe this is the right choice for a company with a global reach and worldwide stockholder base. We also believe a virtual Annual Meeting allows more stockholders (regardless of physical location, size or resources) to have direct access to information in real time, while saving the company and our stockholders time and money. In addition to reducing the environmental impact of our Annual Meeting, we also believe that the online tools we have selected will increase stockholder communication and overall participation. We remain very conscious to any concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors and management. We plan to answer questions as they come in and address those asked in advance as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we intend to group such questions together and provide a single response to avoid repetition. A replay and a written transcript of the Annual Meeting will be made publicly available on our investor relations site.
What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	HARMONY BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
PROPOSAL NO. 1 The election of three Class II directors to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee	18
PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	FOR	19

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.
Who is entitled to vote?
Holders of our common stock as of the close of business on March 17, 2025, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 57,386,687 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each proposal. We do not have cumulative voting rights for the election of directors.
Stockholders of Record: Shares Registered in Your Name
If shares of our common stock are registered directly in your name with our transfer agent or with our equity award management system (Shareworks), then you are considered to be the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at, the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to virtually attend the Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
Both stockholders of record and street name stockholders will be able to virtually attend the Annual Meeting via live audio webcast, submit questions during the meeting and vote their shares electronically at the Annual Meeting. For more information on how to virtually attend the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 3.

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of three Class II directors to serve until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified.
Our amended and restated Bylaws (“Bylaws”) state that to be elected, a nominee must receive a plurality of the votes of the shares present or represented by proxy and entitled to vote on the election of directors. “Plurality” means that the three individuals who receive the largest number of votes cast “FOR” by the stockholders entitled to vote are elected as directors. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence, including by proxy, of the holders of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, against votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
by Internet before the annual meeting at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 14, 2025 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 14, 2025 (have your Notice or proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•
by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/HRMY2025, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What do I need to do to attend the Annual Meeting virtually?” on page 3.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What do I need to do to attend the Annual Meeting virtually?
Both stockholders of record and street name stockholders with a legal proxy will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/HRMY2025. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.
The Annual Meeting live audio webcast will begin promptly at 1:00 p.m. Eastern Time on Thursday, May 15, 2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 12:45 p.m. Eastern Time on May 15, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the General Counsel of Harmony Biosciences Holdings, Inc., in writing, at Harmony Biosciences Holdings, Inc., 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462; or
•	virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Dr. Jeffrey Dayno (our President and Chief Executive Officer) and Christian Ulrich (our General Counsel) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 4, 2025 to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending

December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you. If the broker, bank or other nominee that holds your shares in “street name” returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 5, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Harmony Biosciences Holdings, Inc.
Attention: Secretary
630 W. Germantown Pike, Suite 215
Plymouth Meeting, Pennsylvania 19462
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the business (i) must constitute a proper matter for stockholder action and (ii) must be properly brought before the meeting by a stockholder who was a stockholder of record at the time of the notice given and at the time of the annual meeting and who is entitled to vote at the meeting. The stockholder must provide timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•	not earlier than January 15, 2026; and
•	not later than February 14, 2026.
In the event that we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than:
•	the 90th day prior to our 2026 annual meeting of stockholders; or, if later
•	the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. The stockholder must also give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. For additional information regarding stockholder recommendations for director candidates, please see “Board of Directors and Corporate Governance: Stockholder Recommendations and Nominations to the Board of Directors.” You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements under the company’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Availability of Bylaws
A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of ten members. All of our directors, other than Jeffrey Dayno, our President and Chief Executive Officer, and Jeffrey Aronin, our Chairman, are independent within the meaning of the listing standards of the Nasdaq Global Market (“Nasdaq”). Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of April 4, 2025, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Full biographical information is below.

	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Directors with Terms expiring at the Annual Meeting/Nominees
Juan A. Sabater	II	60	Director	2017	2025	2028	X
Gary Sender	II	63	Director	2020	2025	2028	X
Linda Szyper	II	59	Director	2021	2025	2028	X

Continuing Directors
Jeffrey S. Aronin	I	57	Director, Chairman	2017	2027	—
R. Mark Graf	I	60	Director	2020	2027	—	X
Jeffrey M. Dayno	I	67	President and Chief Executive Officer, Director	2023	2027	—
Antonio Gracias	III	54	Director	2017	2026	—	X
Andreas Wicki, Ph.D.	III	66	Director	2017	2026	—	X
Peter Anastasiou	III	54	Director	2023	2026	—	X
Ron Philip	III	51	Director	2025	2026	—	X

Legend:
Chair
Member
Audit committee financial expert
*	Effective April 7, 2025

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee, in recommending director candidates for election to the board of directors, and the board of directors, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
In evaluating director candidates, the nominating and corporate governance committee and the board of directors may also consider the following criteria as well as any other factor that they deem to be relevant:
•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	the candidate’s experience as a board member of another publicly held company;
•	the candidate’s professional and academic experience relevant to the Company’s industry;
•	the strength of the candidate’s leadership skills;
•	the candidate’s experience in finance and accounting and / or executive compensation practices;
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•	the candidate’s geographic background, gender, age and ethnicity.
In addition, the board of directors will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The board of directors monitors the mix of specific experience, qualifications and skills of its directors in order to assure that it, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Nominees for Director

JUAN A. SABATER

President of Valor Management LLC
Director since 2017
Age 60

Committees: Nominating and Corporate Governance Committee (Chair)

Juan A. Sabater has served on our board of directors since 2017. Mr. Sabater has served in various roles at Valor since 2010, most recently as Partner and Co-President. Prior to joining Valor, Mr. Sabater was a Managing Director of Goldman Sachs & Co. in their Investment Banking Division, from 1998 to 2006. He also currently serves on the board of several private companies and organizations including The Frick Collection and Lenox Hill Neighborhood House in New York City. Mr. Sabater currently serves as the Co-Chairman of Augeo Affinity Marketing, Inc. and on the Financial Oversight & Management Board for Puerto Rico. He previously served on the Board of Visitors of the United States Military Academy. He received an A.B. in history from Princeton University and a J.D. from Stanford Law School. Mr. Sabater was also a former officer in the U.S. Army Reserve. We believe that Mr. Sabater is qualified to serve on our board of directors due to his expansive skillset including his management experience with a nationally recognized private equity firm and an investment banking company, along with his demonstrated business acumen.

GARY SENDER

Former Chief Financial Officer of Nabriva Therapeutics
Director since 2020
Age 63

Committees: Audit Committee (Chair and Audit Committee Financial Expert), Compensation Committee

Gary Sender has served as a member of our board of directors since August 2020. Mr. Sender served as Chief Financial Officer of Nabriva Therapeutics plc, or Nabriva, a publicly traded biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, from May 2016 to March 2021. Prior to joining Nabriva, Mr. Sender served as Chief Financial Officer and Executive Vice President at Synergy Pharmaceuticals Inc., or Synergy, a publicly traded biopharmaceutical company, from November 2015 to April 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as Senior Vice President, Finance at Shire plc, or Shire, a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited, supporting its Specialty Pharmaceuticals business and subsequently its Global Commercial businesses. Prior to joining Shire, Mr. Sender served as founding Chief Financial Officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender also spent over 15 years in several leadership roles within Merck & Co., Inc., a publicly traded pharmaceutical company. Mr. Sender currently serves on the board of Schrödinger, Inc. and is the Chairman of their Audit and Compensation Committees. Mr. Sender also currently serves on the board of iBio, a publicly traded life sciences company, as Chairman of their Compensation Committee and Chairman of their Audit Committee. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. We believe that Mr. Sender is qualified to serve on our board of directors because of his extensive finance and life sciences industry experience, as well as his demonstrated business acumen.

LINDA SZYPER

Former Chief Operating Officer of McCann Health
Director since 2021
Age 59

Committees: Nominating and Corporate Governance Committee

Linda Szyper has served on our board of directors since November 2021. Ms. Szyper currently serves as an independent life sciences consultant. Previously, she served as the Chief Operating Officer of McCann Health, a global healthcare communications company, from January 2018 to October 2021. Prior to joining McCann Health, Ms. Szyper served as the Chief Commercial Officer of Circassia, a publicly traded biotechnology and medical device company headquartered in the United Kingdom, from October 2014 to March 2017, and as the Chief Development Officer of Publicis Healthcare Communications Group, a healthcare communications network, from January 2008 to October 2014. Ms. Syzper served on the board of Neos Therapeutics, a public pharmaceutical company, from March 2018 to March 2021. Ms. Szyper was selected to the Board because of her extensive experience in pharmaceutical marketing, medical communications, consumer health and payer and patient engagement, and we believe she will bring valuable experience and insight to the Board.

Continuing Directors

JEFFREY S. ARONIN

Chairman and Chief Executive Officer of Paragon Biosciences and Founder of Harmony
Director since 2017
Age 57

Committees: None

Jeffrey S. Aronin founded Harmony and has served on our board of directors since October 2017, and as Non-Executive Chairman since April 2023. Mr. Aronin previously served as Executive Chairman from January 2023 to April 2023, and as Non-executive Chairman from October 2017 to January 2023. In June 2017, Mr. Aronin founded Paragon Biosciences which he leads as Chairman and Chief Executive Officer. Paragon Biosciences is a life science innovator that invests in, builds, and advises a portfolio of bioscience companies. In addition to serving on our board, Mr. Aronin serves on the boards of other Paragon privately-held portfolio companies, including Evozyne, Inc., which uses generative AI to engineer novel proteins, Castle Creek Biosciences, Inc., which is dedicated to rare genetic dermatology, Emalex Biosciences Inc., which is dedicated to treating neurological conditions, and CIRC Biosciences, Inc., a regenerative medicine biotechnology company. From January 2011 to May 2017, Mr. Aronin was the Chairman and Chief Executive Officer of Marathon Pharmaceuticals, LLC, a private research-based biopharmaceutical company that developed drugs for rare diseases, which was subsequently acquired by PTC Therapeutics. Prior to that, Mr. Aronin founded Ovation Pharmaceuticals, Inc., or Ovation, where he served as President and Chief Executive Officer from 2000 to 2009. After Lundbeck A/S acquired Ovation in 2009, Mr. Aronin served as Chief Executive Officer of Lundbeck Inc. until 2011. Mr. Aronin previously served on the public board of directors of Discover Financial Services, Inc. from 2008 until 2024. Mr. Aronin also currently serves on the boards of several non-profit organizations including The Aspen Institute and MATTER, which Aronin founded to support life science innovation. Mr. Aronin received a B.S. in marketing from Northern Illinois University and an M.B.A. from DePaul University. We believe that Mr. Aronin is qualified to serve on our board of directors due to his vast skills and experience in biopharmaceutical strategy, innovation, business development, commercialization, lifecycle management, capital structure and finance.

R. MARK GRAF

Former Chief Financial Officer of Discover Financial Services
Director since 2020
Age 60

Committees: Audit Committee

R. Mark Graf has served as a member of our board of directors since November 2020. Mr. Graf served as Chief Financial Officer of Discover Financial Services, a publicly traded financial services company, from April 2011 to September 2019. Prior to joining Discover, he served as an Investment Advisor at Aquiline Capital Partners from 2008 to 2011 and a Partner at Barrett Ellman Stoddard Capital Partners from 2006 to 2008. Mr. Graf served as Chief Financial Officer of Fifth Third Bancorp from 2004 to 2006, and was its Corporate Treasurer from 2001 to 2004. He also served in various roles at AmSouth Bancorporation from 1994 to 2001. Mr. Graf previously served on the board of directors of BNC Bancorp, formerly a publicly traded bank holding company, from 2010 to 2011 and currently serves on the board of directors of Marqeta, Inc. and Signet Jewelers Limited. Mr. Graf was selected to the Board because of his extensive business, capital analysis, risk management and financial management expertise, and we believe he will bring valuable experience and insight to the Board.

JEFFREY M. DAYNO, M.D.

President and Chief Executive Officer of Harmony
Director since 2023
Age 67

Committees: None

Dr. Dayno’s business background information is set forth under “Executive Officers” below.

ANTONIO GRACIAS

Chief Executive Officer and Chief Investment Officer of Valor Management LLC
Director since 2017
Age 54

Committees: Compensation Committee (Chair)

Antonio J. Gracias has served on our board of directors since September 2017. Since September 2001, Mr. Gracias has been Chief Executive Officer and Chief Investment Officer of Valor Management LLC, or Valor, a private equity firm. Mr. Gracias has served as a director of Castle Creek Pharmaceuticals since September 2018. He also served as a director of Marathon Pharmaceuticals, LLC from November 2013 until its acquisition by PTC Therapeutics in May 2017, and SolarCity Corporation from 2012 to 2016. Mr. Gracias served on the board of directors of Tesla, Inc. from 2007 to 2021, including as Lead Independent Director from September 2010 to April 2019. Mr. Gracias also serves as director of SpaceX. He has over 20 years of experience investing in a variety of sectors including private equity, public equity, and real estate transactions. Mr. Gracias received a joint B.S. / M.S.F.S. degree in international finance and economics from Georgetown University School of Foreign Service and a J.D. from the University of Chicago Law School. We believe that Mr. Gracias is qualified to serve on our board of directors due to his skills and experience in investment strategy, portfolio company management and improvement, and finance in several industries, including pharmaceuticals and healthcare.

ANDREAS WICKI, PH.D.

Chief Executive Officer of HBM Healthcare Investments AG
Director since 2017
Age 66

Committees: Audit Committee, Compensation Committee

Andreas Wicki, Ph.D., has served on our board of directors since September 2017. Dr. Wicki has served as Chief Executive Officer of HBM Healthcare Investments AG (formerly HBM BioVentures AG) since July 2001. From 1998 to 2001, Dr. Wicki was the Senior Vice President of the European Analytical Operations at MDS Inc. From 1990 to 1998, he was co-owner and Chief Executive Officer of ANAWA Laboratorien AG and Clinserve AG, two life sciences contract research companies. Dr. Wicki currently serves on the board of directors of Buchler GmbH, HBM Healthcare Investments (Cayman) Ltd., HBM BioCapital Ltd., Viela Bio, Inc., a public clinical-stage biotechnology company, and Vitaeris, Inc., a private clinical-stage biopharmaceutical company. Dr. Wicki previously served on the board of Pacira BioSciences, Inc., a public pharmaceutical company from 2006 until January 2025. Dr. Wicki is a life sciences entrepreneur and investor with over 20 years of experience in the pharmaceutical and biotechnology industries. Dr. Wicki holds an M.Sc. and Ph.D. in chemistry from the University of Bern, Switzerland. We believe Dr. Wicki is qualified to serve on our board of directors due to his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and advisory services to pharmaceutical and biotechnology organizations.

PETER ANASTASIOU

Chief Executive Officer of Capsida Biotherapeutics
Director since 2023
Age 54

Committees: Compensation Committee

Peter Anastasiou has served on our board of directors since November 2023. Mr. Anastasiou has served as Chief Executive Officer and as a member of the board of directors of Capsida Biotherapeutics, a next-generation integrated gene therapy company, since January 2022. Prior to Capsida, from November 2009 to December 2021, Mr. Anastasiou served in various roles at Lundbeck, a pharmaceutical company publicly traded on the Copenhagen Stock Exchange, including most recently as Executive Vice President and President of North America, and prior to that as Chief Commercial Officer for the U.S. and Vice President and General Manager for Psychiatry. In addition, he served as a member of the board of directors of Lundbeck from January 2016 to December 2021. Mr. Anastasiou currently serves on the Global Advisory Board of the Healthcare Businesswomen’s Association and has previously served on the boards of several private organizations, including the Pharmaceutical Research and Manufacturers Association (PhRMA), Kids Above All and Bear Necessities Pediatric Cancer Foundation. Mr. Anastasiou received a B.A. in Economics and Management from Albion College and an M.B.A. from Kelley School of Business, Indiana University. We believe that Mr. Anastasiou is qualified to serve on our Board because of his extensive experience in the life sciences industry developing and leading multifaceted biotechnology organizations, as well as his demonstrated business acumen.

RON PHILIP

Chief Executive Officer of Orbital Therapeutics
Director since 2025
Age 51

Committees (Effective April 7, 2025): Audit Committee, Nominating and Corporate Governance Committee

Ron Philip has served on our board of directors since April 2025. Mr. Philip has served as Chief Executive Officer and as a member of the board of directors of Orbital Therapeutics, a biotech company focused on the development of RNA-based medicines, since September 2024. Prior to Orbital, from May 2017 to September 2024, Mr. Philip served in several roles for Spark Therapeutics, a gene therapy company, most recently as Chief Executive Officer. Mr. Philip also served in various roles for Pfizer from November 2009 to October 2016. Mr. Philip has also previously served on the boards of several private organizations, including the Academy of Natural Sciences of Drexel University, Cure Duchenne and the Chamber of Commerce for Greater Philadelphia. Mr. Philip received a B.S. in Computer Information Systems from Drexel University. We believe that Mr. Philip is qualified to serve on our Board because of his extensive experience in the life sciences industry developing and leading teams focused on novel treatments, as well as his demonstrated business acumen.

Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our company. In accordance with our Corporate Governance Guidelines, a copy of which is posted in the Corporate Governance section of our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights, our board of directors does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Pursuant to our Corporate Governance Guidelines, from time to time, our board of directors may determine that the board should have a lead director who may perform such additional duties as our board of directors may otherwise determine and delegate. Our nominating and corporate governance committee will periodically consider our board’s leadership structure and make recommendations to change the structure as it deems appropriate.
Currently, Mr. Aronin serves as Chair of the Board and we do not have a lead independent director. As a founder of our company, Mr. Aronin is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. The board of directors believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the board of directors. Moreover, each of the directors, other than Dr. Dayno and Mr. Aronin, is independent. Dr. Dayno and Mr. Aronin do not serve on any committees of the board of directors. The board of directors believes that the independent directors provide effective oversight of management.
Board Meetings and Committees
We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. During our fiscal year ended December 31, 2024, our board of directors held 13 meetings (including regularly scheduled and special meetings). During our fiscal year ended December 31, 2024, each director attended at least 78% of the (i) total number of meetings of our board of directors held during the period for which they have been a director and (ii) the total number of meetings held by all committees of our board of directors on which they served during the periods that they served, except for Jack Bech Nielsen who resigned as a director on June 27, 2024.
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge their responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the board and all committees on which the director sits, as well as the annual meeting of stockholders. All of the then-incumbent directors attended our annual meeting of stockholders held in 2024. A director who is unable to attend a meeting of the board or a committee is expected to notify the Chair of the board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.
In connection with our initial public offering (“IPO”) in August 2020, our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
AUDIT COMMITTEE
Our audit committee consists of Messrs. Graf and Sender, and Dr. Wicki, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our board of directors has also affirmatively determined that Messrs. Graf and Sender, and Dr. Wicki is independent within the meaning of applicable SEC rules and the listing standards of Nasdaq applicable to audit committee members. Each member of our committee meets the financial literacy requirements under Nasdaq listing standards. Mr. Sender is the Chair of our audit committee and an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Our audit committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights.
The Audit Committee met five times in 2024.

COMPENSATION COMMITTEE
Our compensation committee consists of Messrs. Gracias, Sender and Anastasiou and Dr. Wicki, each of whom meets the requirements for independence under the listing standards of Nasdaq and applicable SEC rules and regulations. In addition, our board has determined that Messrs. Gracias, Sender and Anastasiou and Dr. Wicki are also “non-employee directors” as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Gracias is the Chair of our compensation committee. Our compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;

•	reviewing and setting, or making recommendations to our board of directors regarding, the compensation of our other executive officers;
•	reviewing and making recommendations to our board of directors regarding director compensation;
•	reviewing and approving, or making recommendations to our board of directors regarding, our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights.
The Compensation Committee met four times in 2024.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our nominating and corporate governance committee consists of Mr. Sabater and Ms. Szyper, each of whom meets the requirements for independence under the listing standards of Nasdaq and applicable SEC rules and regulations. Mr. Sabater is the Chair of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:
•	identifying qualified individuals to serve as members of our board of directors;
•	reviewing the structure and membership of our board of directors and its committees;
•	reviewing our Corporate Governance Guidelines; and
•	overseeing self-evaluations of our board of directors and management.
The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights.
The Nominating and Corporate Governance Committee met two times in 2024.
BOARD AND COMMITTEE PERFORMANCE EVALUATIONS
Our board of directors and each of its committees will conduct periodic self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for overseeing such periodic self-evaluations.
Compensation Committee Interlocks and Inside Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Stockholder Recommendations and Nominations to the Board of Directors
To be considered for inclusion at the Annual Meeting, stockholder proposals must have been submitted in writing on a timely basis in accordance with our Bylaws. Additionally, any stockholder who intended to submit a proposal regarding a director nomination or who intended to submit a proposal regarding any other matter of business for consideration at the

Annual Meeting must have also delivered notice of any such nomination or proposal (including any additional information specified in the Bylaws) to the Company on a timely basis in accordance with our Bylaws. No such recommendations or nominations were received from our stockholders for consideration at the Annual Meeting.
For annual or special meetings that occur subsequent to our first annual meeting of stockholders, our Bylaws provide that stockholders seeking to nominate candidates for election as directors at any such meeting of stockholders must provide timely notice thereof in writing. To provide timely notice of a nomination at an annual meeting, a stockholder’s notice must generally be received in writing by the Secretary at our principal executive offices with such notice being served not less than 90 nor more than 120 days before the anniversary of the preceding year’s annual meeting. To be considered timely notice of a nomination at a special meeting, a stockholder’s notice must generally be received not more than 120 days prior to the special meeting nor later than the close of business on the later of (i) the 90th day prior to the special meeting and (ii) the 10th day following the day on which public announcement of the date of the special meeting of stockholders is first made.
Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting (although our board of directors does have the power to determine whether any such nomination has been made in accordance with our Bylaws), our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.
Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at Harmony Biosciences Holdings, Inc., 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462. Such recommendations must include all of the information required by our Bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors. For more information, see the section above titled “Questions and Answers About the Proxy Materials and Our Annual Meeting: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on page 5.
Anti-Hedging Policy
Our board of directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees, and certain consultants specified by management. The policy prohibits our directors, officers, employees and specified consultants from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the our equity securities, or that may cause an officer, director, employee or specified consultant to no longer have the same objectives as our other stockholders.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our Secretary at Harmony Biosciences Holdings, Inc., 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462.
Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.
Corporate Governance Overview
We regularly monitor developments and trends in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal and state laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq and we consider industry best practices for corporate governance. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.
Corporate Governance Guidelines and Code of Ethics and Conduct Policy
Our board of directors has adopted our Corporate Governance Guidelines that address items such as:
•	director qualifications and criteria;
•	director orientation and continuing education;
•	service on other boards;
•	independence and separate sessions of independent directors;
•	the potential for a lead director;
•	board access to senior management and independent advisors;
•	succession planning;
•	board of director committees; and
•	board of directors meetings.
In addition, our board of directors has adopted our Code of Ethics and Conduct Policy which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, that addresses items such as:
•	conflicts of interest;
•	disclosures;
•	compliance with laws, rules and regulations;
•	insider trading;
•	reporting, accountability and enforcement;
•	corporate opportunities;
•	confidentiality and protection and proper use of company assets;
•	fair dealing;
•	corporate loans and guarantees;
•	gifts and favors and personal investments;
•	retaliation, discrimination and harassment;
•	political contributions; and
•	personal conduct and social media.
The full text of our Corporate Governance Guidelines and our Code of Ethics and Conduct Policy is posted in the Corporate Governance section of our website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights. We will post any amendments to our Corporate Governance Guidelines, Code of Ethics and Conduct Policy and any waivers of our Code of Ethics and Conduct Policy for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, competitive, legal and compliance, cybersecurity, privacy, platform and product innovation and reputational. We have designed and implemented processes to manage such risks. Although management is responsible for the day-to-day risks we face, one of the key functions of our board of directors is to oversee our risk management process.

Our board of directors focuses on our general risk management strategy, the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The committees of our board of directors oversee and review risks that are inherent in their respective areas of oversight. The board of directors periodically receives reports by each committee chair regarding the committee’s considerations and actions. The board of director’s allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.
Audit Committee
Our audit committee is primarily responsible for reviewing our major financial risk exposures, our internal controls over financial reporting, our disclosure controls and procedures, related party transactions and legal and regulatory compliance, and, among other things, discusses risk assessment and risk management matters with management and our independent auditors. Our audit committee also reviews matters relating to cybersecurity and other information technology risks, controls and procedures, including those related to data privacy and network security, and any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls.
Compensation Committee
Our compensation committee is primarily responsible for reviewing our risks and exposures associated with executive compensation programs and arrangements, including overall incentive and equity plans.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is primarily responsible for reviewing our risks and exposures associated with board membership, structure and function, corporate governance and overall board effectiveness.
Succession Planning
Our board of directors (or a committee delegated by our board of directors) will work on a periodic basis with our Chief Executive Officer to evaluate the Company’s succession plans for our Chief Executive Officer to ensure adequate succession plans are in place and periodically review the performance of our Chief Executive Officer.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our board of directors is currently composed of ten members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. Three Class II directors have been nominated to be elected at the Annual Meeting for a three-year term to succeed the Class II directors whose term is then expiring. Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, disqualification or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved Mr. Sabater, Mr. Sender and Ms. Szyper as nominees for election as Class II directors at the Annual Meeting. If elected, Mr. Sabater, Mr. Sender and Ms. Szyper will serve as Class II directors until our 2028 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently a director of our company and has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Sabater, Mr. Sender and Ms. Szyper. We expect that each of Mr. Sabater, Mr. Sender and Ms. Szyper will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.
Vote Required
Our Bylaws provide for plurality voting for the election of directors. “Plurality” means that the three individuals who receive the largest number of votes cast “FOR” by the stockholders entitled to vote are elected as directors. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Full details of our plurality voting policy for nominees are set forth in our Bylaws, which are available via the SEC’s website at https://www.sec.gov.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2025. Deloitte has served as our auditor since 2017.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. Representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by Deloitte for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
	(IN THOUSANDS)
Audit Fees(1)	$ 1,470	$ 1,460
Audit-Related Fees	$215	$160
Tax Fees	$806	$765
All Other Fees(2)	$—	$2
Total Fees	$2,491	$2,387

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, reviews of our unaudited quarterly financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Represents annual subscription fee for access to Deloitte’s accounting research tool.
Auditor Independence
In our fiscal year ended December 31, 2024, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.
Pre-Approval Policies and Procedures
Our audit committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. In addition, it has established a policy concerning the pre-approval of services performed by our independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to our entering into a contract with the independent registered public accounting firm for such services. All services provided by Deloitte for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our audit committee in accordance with this policy.

Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm requires more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

REPORT OF THE AUDIT COMMITTEE
The audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. The audit committee operates under a written charter approved by Harmony’s board of directors, which is available on Harmony’s website at https://ir.harmonybiosciences.com/corporate-governance/governance-highlights and contains its specific responsibilities. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with the applicable requirements for Nasdaq and the SEC rules. The audit committee will review and assess the adequacy of its charter and the audit committee’s performance on a periodic basis.
With respect to Harmony’s financial reporting process, Harmony’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing Harmony’s consolidated financial statements. Harmony’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of Harmony’s consolidated financial statements in accordance with auditing standards promulgated by the PCAOB, and expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Harmony’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited financial statements with management and Deloitte;
•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•
received the written disclosures and the letters from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Gary Sender (Chair)
R. Mark Graf
Andreas Wicki, Ph.D.
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of the date of this proxy statement. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION
Jeffrey Dayno, M.D.	67	President and Chief Executive Officer
Sandip Kapadia	55	Chief Financial Officer and Chief Administrative Officer
Andrew Serafin	50	Chief Strategy Officer
Kumar Budur, M.D., M.S.	54	Chief Medical Officer
Adam Zaeske	52	Chief Commercial Officer

Jeffrey Dayno, M.D. Dr. Dayno has served as our President and Chief Executive Officer since April 2023. He previously served as our Interim President and Chief Executive Officer, from January 2023 to April 2023 and as our Chief Medical Officer from November 2017 to April 2023. Dr. Dayno also served as Chief Medical Officer of Eaglet Co., now known as Zyla Life Sciences, from July 2014 to October 2017. Prior to joining Eaglet Co., Dr. Dayno served as Vice President of Global Medical Affairs at ViroPharma, Inc., from August 2011 to January 2014, at which time it was acquired by Shire Pharmaceuticals. Since October 2022, Dr. Dayno has served on the board of directors of Emalex Biosciences, a public pharmaceutical company, and from March 2016 to May 2022, he served on the board of directors of Atrin Pharmaceuticals, LLC, a private biopharmaceutical company. Dr. Dayno completed his residency in neurology at Temple University Hospital then completed a fellowship in stroke and cerebrovascular diseases at Henry Ford Hospital in Detroit, Michigan, as part of a National Institutes of Health program grant in stroke. He has over 10 years of experience in clinical and academic medicine and was on the faculty at Jefferson Medical College. Dr. Dayno also has over 25 years of experience in the pharmaceutical industry in leadership roles in companies including Merck & Co., Inc., a public pharmaceutical company, and Cephalon Inc., a formerly public biopharmaceutical and biotechnology company, which was acquired by Teva. He has built and led teams toward multiple NDA approvals and supported Commercial teams in the launch of multiple innovative products in the market. He was one of the founding members and served as the Chairman of the Board of the Philadelphia Stroke Council, a non-profit organization dedicated to patient awareness and professional education to advance the efforts toward acute stroke treatment. Since March 2013, Dr. Dayno has been a member of the board of visitors of Temple University School of Medicine. Dr. Dayno received a B.A. in international studies from Trinity College and an M.D. from Temple University School of Medicine.
Sandip Kapadia. Mr. Kapadia has served as our Chief Financial Officer since March 2021. Mr. Kapadia has over 25 years of life sciences industry experience across multiple therapeutic areas and has provided strategic financial oversight and guidance to companies both in the United States and Europe. Most recently, Mr. Kapadia served as Chief Financial Officer at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, from July 2016 to March 2021. Prior to joining Intercept, Mr. Kapadia served in various financial leadership capacities over 19 years at Novartis International AG and Novartis affiliates in the United States, Switzerland, Netherlands and the United Kingdom. He also serves as a director of Molecular Partners AG, Passage Bio and Alentis Therapeutics. Mr. Kapadia received a Masters of Business Administration (MBA) from Rutgers Graduate School of Management and a Bachelor’s degree from Montclair State University and is also a US Certified Public Accountant.
Andrew Serafin. Mr. Serafin has served as our Chief Strategy Officer since January 2021. Previously, Mr. Serafin served as our Chief Business Officer from December 2018 to January 2021 and as our Senior Vice President of Business Development and Corporate Strategy from September 2017 to December 2018. Previously, Mr. Serafin served as the Vice President of Business Development at Marathon Pharmaceuticals, LLC, a private development-stage biopharmaceutical company, from August 2015 to May 2017. He also served as the Vice President of Business Development and General Counsel of AltaThera Pharmaceuticals, LLC, a private pharmaceutical company, from April 2015 to August 2015, and the Vice President of Deal Integration and Associate General Counsel of Lundbeck Inc., or Lundbeck, from July 2006 to March 2015. He also served as acting General Counsel of Lundbeck for six months during his time with the company. Mr. Serafin has over 20 years of experience in mergers and acquisitions and corporate legal counseling in the pharmaceutical, healthcare and technology sectors. He received a B.S. in finance from University of Illinois at Urbana-Champaign, a J.D. from Loyola University Chicago School of Law and an M.B.A. from Northwestern University Kellogg School of Management.
Kumar Budur, M.D., M.S. Dr. Budur has served as our Chief Medical Officer since May 2023. Previously, Dr. Budur was the Executive Medical Director at AbbVie Inc., a public biopharmaceuticals company, from August 2015 to February 2022.

Prior to this, Dr. Kumar held positions of increasing responsibilities for six years at Takeda Pharmaceutical Company Limited, a global, research and development-driven pharmaceutical company. A nationally recognized expert in Research and Development, he has overseen programs ranging from late discovery, early clinical development to late clinical development, and post-marketing studies. He has experience in progressing small molecules, biologics, drug-device combination through various stages of Development. Dr. Budur was involved with four New Drug Applications (NDAs) and was the lead for the registration clinical trials, submission, and approval process of two NDAs. Dr. Budur has published over 45 original research papers in peer reviewed journals, edited four books, and chaired National and International seminars and symposiums. Dr. Budur was trained at Cambridge University in the UK, and Cleveland Clinic and completed his Residency in Psychiatry and Fellowships in Neurophysiology and Sleep Medicine. He is Board Certified in Psychiatry and Sleep Medicine and received a master’s degree in clinical research from Case Western Reserve University.
Adam Zaeske. Mr. Zaeske has served as our Chief Commercial Officer since March 2025. Prior to joining Harmony, Mr. Zaeske served in various roles for Takeda Pharmaceuticals since 2004, most recently as Senior Vice President and Head of Central South and East Europe from April 2022 to March 2025. Prior to joining Takeda Pharmaceuticals, Mr. Zaeske served as Global Marketing Manager for Baxter International from 2002 to 2004. Mr. Zaeske has over 25 years of global leadership across the pharmaceutical industry, building teams and transforming organizations in both the United States and Europe. Mr. Zaeske received a B.B.A. from the University of Michigan and an M.B.A. from Harvard Business School.

COMPENSATION COMMITTEE REPORT
The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
THE COMPENSATION COMMITTEE
Antonio Gracias (Chair)
Gary Sender
Andreas Wicki, Ph.D. Peter Anastasiou

COMPENSATION DISCUSSION AND ANALYSIS
General
In this Compensation Discussion and Analysis, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal year 2024, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal year 2024 and the material factors considered in making those decisions. Our NEOs and their positions for the year ended December 31, 2024 are:
•	Jeffrey Dayno, President and Chief Executive Officer;
•	Sandip Kapadia, Executive Vice President, Chief Financial Officer and Chief Administrative Officer;
•	Jeffrey Dierks, Executive Vice President and Chief Commercial Officer;
•	Kumar Budur, Executive Vice President and Chief Medical & Scientific Officer; and
•	Andrew Serafin, Executive Vice President and Chief Strategy Officer.
Effective January 1, 2024, Dr. Budur was promoted from Senior Vice President and Chief Medical Officer to Executive Vice President and Chief Medical Officer. Effective May 1, 2024, Dr. Budur was appointed as Executive Vice President and Chief Medical & Scientific Officer.
In addition, on March 31, 2025, Mr. Dierks departed from the Company.
Executive Summary
2024 Highlights.
Following are some of our key 2024 operational and financial highlights of our performance:
•
Continued Strong Growth For WAKIX® (pitolisant) in Adult Narcolepsy: We saw another solid year of growth for WAKIX in 2024 with net revenue of $714.7 million, representing an increase of 23% year over year. Our strong results demonstrate the durability of the brand entering year five on the market.

•
Strong Momentum in Advancing and Expanding the Pipeline: We are pleased with the progress we have made across all our pipeline/life cycle management programs. We are also advancing late-stage clinical programs exploring pitolisant in Prader-Willi syndrome and myotonic dystrophy type 1 and we have made progress in the development of two new formulations of pitolisant, Pitolisant GR and Pitolisant HD, with plans to initiate Phase 3 registrational trial for Pitsolisant HD in the fourth quarter of 2025. ZYN-002 is currently in a Phase 3 registrational trial for Fragile X Syndrome and data from our ZYN-002 Phase 3 study is anticipated in the third quarter of 2025. We expanded our pipeline and diversified our portfolio with the acquisition of Epygenix Therapeutics, Inc., adding global rights to develop, manufacture and commercialize EPX-100, which is currently in Phase 3 registrational clinical trial for Dravet Syndrome and Lennox-Gastaut Syndrome. Finally, in April 2024, we expanded into orexin science through a sublicense agreement with Bioprojet for an orexin 2 receptor agonist in preclinical development for narcolepsy and other potential indications.

•
Disciplined Capital Allocation to Maximize Shareholder Value: We are a profitable and cash generating business, with $576.1 million in cash, cash equivalents and investments on the balance sheet as of December 31, 2024. We have a solid financial position and we remain well positioned to execute on our business development goal of building out a robust pipeline of assets.

Overview of Executive Compensation Elements
The chart below summarizes the various elements of our executive compensation program and their purpose. Further detail on each of these compensation elements is provided in the sections that follow.

	Objective	Type of Compensation	Key Features	2024 Actions Taken
Base Salary	• Provides fixed pay that attracts and retains talented executives in a competitive market, recognizes individual roles and level of responsibilities, and provides stable income	Cash	• Reflects individual skills, experience, responsibilities and performance over time, as well as market practice	• In May 2024, we increased Dr. Budur’s annual base salary to $575,000 in connection with his appointment as our EVP and Chief Medical & Scientific Officer.
Short-Term Incentive—Annual Incentive Plan
•
Motivate and retain employees and align incentives to near-term company objectives

•
Promotes and reinforces the attainment of short-term performance objectives and rewards executives for their contributions toward achieving those objectives
		Cash	• Performance-based reward tied to achievement of short-term (annual) corporate financial and operational performance targets
•
Effective January 1, 2024, we increased Dr. Budur’s target annual bonus opportunity from 40% to 50% of his annual base salary in connection with his appointment as our EVP and Chief Medical Officer.

•
In light of the achievement of each of the performance goals, annual bonuses were earned at 115% for Mr. Kapadia and 123% for each other NEO

Long-Term Incentives
•
Aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent

•
Promotes retention and enhances executive stock ownership
		Equity	• Links value to stock price appreciation and directly aligns with stockholders’ interests • Rewards achievement of pre-specified performance objectives
•
In 2024, we granted an award of stock options and restricted stock units (“RSUs”) to each of our NEOs under our 2024 long-term incentive program

•
We granted an additional award of stock options and RSUs to Dr. Budur in connection with his appointment as our EVP and Chief Medical & Scientific Officer in May 2024

	Objective	Type of Compensation	Key Features	2024 Actions Taken
Severance Protections	• Aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control	Cash, equity award acceleration and healthcare benefits
•
Facilitates an orderly transition in the event of management changes

•
Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

•
Severance
plan includes confidentiality, non-competition, non-solicitation and non-disparagement protections
• No changes were made to our NEOs’ severance protections in 2024.
Other Benefits	• Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits • We also provide certain other perquisites to our NEOs	Benefits	• Broad-based benefits available to all employees • Some executive perquisites	• No changes in 2024.

Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✔	Emphasize performance-based, at-risk compensation.	✘	Do not guarantee annual salary or target bonus increases.

✔	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	✘	Do not grant uncapped annual cash incentives or guaranteed equity compensation.

✔	Weight the overall pay mix towards incentive compensation for senior executives.	✘	Do not provide significant or excessive perquisites.

✔	Prohibit all of our directors, officers and employees (including our NEOs) from engaging in hedging or monetization transactions in Company securities.	✘	Do not provide any compensation-related tax gross-ups.

✔	Maintain a clawback policy for recovery of any erroneously awarded incentive compensation in the	✘	Do not maintain any defined benefit pension plans or supplemental executive retirement plans.

What We Do	What We Do Not Do
event of a financial restatement.

Stockholder Advisory Vote on Executive Compensation
At the 2023 annual meeting of stockholders, our stockholders voted in a non-binding, advisory vote to approve the compensation of our NEOs (the “Say-on-Pay Vote”), with 97.6% of the shares cast voting for approval. At our 2022 annual meeting of stockholders, 58% of the shares cast voted in a non-binding advisory vote in favor of having a Say-On-Pay Vote once every three years. Consistent with the stated preference of a majority of our stockholders, our next advisory vote on our NEOs’ compensation will be held at our 2026 annual meeting of stockholders.
Executive Compensation Objectives and Philosophy
The key objectives of our executive compensation program are to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:
•	Attract and retain talented and experienced executives in a competitive and dynamic market;
•	Motivate our NEOs to help the Company achieve the best possible financial and operational results; and
•	Align the long-term interests of our NEOs with those of our stockholders.
We strive to provide a competitive total compensation opportunity to executives while balancing other important factors. Executives may be compensated above or below levels of compensation for similar positions found in the external market based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “—Determination of Executive Compensation.”
Determination of Executive Compensation
Role of Compensation Committee and Executive Officers
The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines (or recommends to the board of directors for approval) the compensation to be provided to our NEOs, including with respect to our Chief Executive Officer.
In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and members of our human resources team, current and past total compensation, competitive market data, Company performance and each executive’s impact on performance, each executive’s relative role and scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.
Role of Compensation Consultant
In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Pay Governance as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in designing, maintaining and administering our executive compensation program. The Compensation Committee has evaluated Pay Governance’s independence pursuant to the requirements of NASDAQ and SEC rules and has determined that Pay Governance does not have any conflicts of interest in advising the Compensation Committee. Pay Governance did not provide any other services to the Company in 2024.
In 2024, we developed a peer group with Pay Governance in structuring our executive compensation program.

The following peer group was used to inform 2024 compensation decisions:

•Acadia •Axsome •Ionis •Neurocrine Biosciences •Supernus	•Alkermes •Catalyst Pharma •Jazz Pharmaceuticals •PTC	•Avadel •Intra-Cellular •Mariuns •Sage Therapeutics

Elements of Compensation
Base Salary
The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Our Compensation Committee annually reviews and determines the base salaries of our executives.
In 2024, we approved merit-based base salary increases of 10% for Dr. Dayno and 4.5% for each of Messrs. Dierks and Serafin. These increases were intended to reflect the considerations set forth above under “Determination of Executive Compensation.”
In addition, our Compensation Committee increased Dr. Budur’s annual base salary from $500,422 to $575,000, effective as of May 1, 2024, in connection with his appointment to EVP and Chief Medical & Scientific Officer.
Our NEOs’ annual base salaries as of December 31, 2024 are as follows:

Named Executive Officer	2024 Annualized Base Salary
Jeffrey Dayno	$715,000
Sandip Kapadia	$507,606
Jeffrey Dierks	$508,702
Kumar Budur	$575,000
Andrew Serafin	$420,294

The actual 2024 base salaries paid to each of our NEOs is set forth in the column entitled “Salary” in the “Summary Compensation Table” below.
Cash Incentive Compensation
Annual Bonus Program
We consider annual cash incentive bonuses to be an important component of our total compensation program by providing incentives necessary to retain executive officers. The Company currently maintains an annual cash incentive bonus program in which certain eligible employees, including our NEOs, participate.
The target bonus opportunities were determined by our Compensation Committee by considering each NEO’s performance, role and responsibilities at our Company, and (other than with respect to Dr. Budur) were not increased or changed from fiscal year 2023.

The NEOs’ target bonus opportunities under our 2024 annual bonus program were as follows:

Named Executive Officer	Target Annual Bonus Opportunity (as a Percentage of Base Salary)
Jeffrey Dayno	75%
Sandip Kapadia	50%
Jeffrey Dierks	50%
Kumar Budur(1)	50%
Andrew Serafin	50%

(1)	Effective January 1, 2024, Dr. Budur’s target annual bonus opportunity was increased from 40% to 50% of his annual base salary in connection with his appointment as our EVP and Chief Medical Officer.
Under the 2024 program, the cash incentive bonuses were earned based upon the achievement of pre-determined Company performance goals for 2024, including goals related to: (i) Net Product Revenue (as defined below) of WAKIX, (ii) clinical development programs, (iii) corporate transactions, (iv) financial health and (v) talent and culture. Each of these performance goals accounted for the following percentages of the participant’s bonus opportunity for 2024:

Performance Goal	Weighting
Net Product Revenue(1)	25%
Clinical Development Programs	20%
Corporate Transaction Goals	25%
Financial Health Goals(2)	25%
Talent and Culture Goals	5%

(1)
Net Product Revenue means the gross sales of WAKIX less provisions for product sales discounts and allowances, which includes trade allowances, rebates to government and commercial entities, and discounts.

(2)	Consists of two subgoals relating to: (i) stock performance against our 2024 peer group and (ii) stock performance against the NASDAQ Biotechnology Index.
Under the 2024 bonus program, participants were eligible to receive a percentage of the participant’s target bonus opportunity, ranging up to 150%, based on the level at which each of the performance goals was achieved, as set forth in the following table:

Performance Level	%of Performance Goal Achieved	% Payout
Objective Not Completed	< 100%	(3)
Meets Expectations	100%(1)	100%
Exceeds Expectations	(2)	150%

(1)	With respect to the Net Product Revenue goal, this performance level would be achieved at $710 million (and up to $750 million).
(2)
With respect to the Net Product Revenue goal, this performance level would be achieved at above $750 million. With respect to the other goals, this performance level would be achieved if the Compensation Committee determines that actual performance exceeded expectations and had a material benefit to the Company.

(3)	With respect to this performance level, the payout percentage would be less than 100%, as determined by the Compensation Committee based upon the relative performance level achieved.
In 2024, we achieved the “Meets Expectations” performance level for our Net Product Revenue (which was $714.7 million), the “Exceeds Expectations” performance level for our clinical development goals, the “Exceeds Expectations” performance level for our corporate transaction goals, the “Meets Expectations” performance level for our financial health related goals, and the “Exceeds Expectations” performance level for our talent and culture related goals. The Company achieved the 2024 Company performance goals at 123% of target. Based on the Compensation Committee’s subjective assessment of each NEO’s individual performance and contributions to the Company for 2024, the Compensation Committee decided to award our NEOs with an amount equal to the following percentages of their respective target bonus opportunities for 2024.

Named Executive Officer	% of Target Annual Bonus Opportunity Earned in 2024
Jeffrey Dayno	123%
Sandip Kapadia	115%
Jeffrey Dierks	123%
Kumar Budur	123%
Andrew Serafin	123%

The NEOs’ actual 2024 performance bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” below.
Other Cash Compensation
In January 2023, in order to ensure continuity of leadership, maintain stability and reward exceptional performance during Dr. Dayno’s transition to CEO, we approved a one-time cash transition bonus for each of Dr. Dayno and Messrs. Dierks, Kapadia and Serafin in the amount of $300,000 for Dr. Dayno, $250,000 for each of Messrs. Kapadia and Dierks and $125,000 for Mr. Serafin, each of which was paid on June 30, 2024, subject to the NEO’s continued employment through such date. These bonuses were intended to reflect additional considerations set forth above under “Determination of Executive Compensation.”
In addition, the retention and sign-on bonuses paid to Drs. Dayno and Budur in 2023 remained subject to repayment for part of 2024. Dr. Dayno’s retention bonus was subject to repayment if Dr. Dayno’s employment was terminated by the Company for “cause” (as defined in the letter agreement), or by Dr. Dayno for any reason, prior to December 15, 2024. Dr. Budur’s sign-on bonus was subject to repayment (on an after-tax basis) if he voluntarily resigned within 12 months after receiving the portion of the bonus paid in 2023.
Equity-Based Long-Term Incentive Awards
We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executives with those of our stockholders. Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.
Annual Equity Awards
In working with its compensation consultant, our Compensation Committee designed a long-term incentive program for 2024 that ties our equity-based long-term incentive award structure to the Company’s long-term strategy. Our 2024 program consisted of stock options and RSUs.
In 2024, we made the following grants of options and RSUs to each of our NEOs under our annual equity award program.

Named Executive Officer	Number of Shares Underlying Stock Options	Number of RSUs
Jeffrey Dayno	202,250	42,000
Sandip Kapadia	74,250	15,250
Jeffrey Dierks	52,500	10,750
Kumar Budur	42,500	8,750
Andrew Serafin	47,750	10,000

The options will vest and become exercisable over four years with respect to (i) 25% of the total shares of our common stock underlying the option on January 24, 2025, and (ii) 75% of the total shares of our common stock underlying the option on each of the first 12 quarterly anniversaries of January 24, 2025 thereafter, subject to continued employment.
The RSU awards will vest over four years with respect to 25% of the RSUs underlying the award on the each of the first four anniversaries of January 24, 2024, subject to continued employment.

Dr. Budur Option and RSU Awards
In connection with Dr. Budur’s appointment to EVP and Chief Medical & Scientific Officer in May 2024, the Company granted to Dr. Budur an option to purchase 75,000 shares of our common stock and an RSU award covering 75,000 shares of our common stock. The option will vest and become exercisable over four years with respect to (i) 25% of the total shares of our common stock underlying the option on May 1, 2025, and (ii) 75% of the total shares of our common stock underlying the option on each of the first 12 quarterly anniversaries of May 1, 2025 thereafter, subject to continued employment. The RSU award will vest over four years with respect to 25% of the RSUs underlying the award on the each of the first four anniversaries of May 1, 2024, subject to continued employment.
Employee Benefits and Perquisites
Retirement Savings, Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2024, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions, and these matching contributions are fully vested at the time they are made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Health and Welfare Plans
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
No Other Perquisites; No Tax Gross-Ups
Other than as noted above, we do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes.
In addition, we do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Severance and Change in Control Arrangements
We have entered into employment offer letters or employment agreements with certain of our NEOs, which provide them with severance benefits and payments upon certain qualifying terminations of employment, including in connection with a “change in control” of the Company. In addition, in June 2020, our board of directors adopted the Harmony Biosciences, LLC Separation Plan (the “Separation Plan”), which provides for the payment of certain severance and other benefits to eligible employees, including certain of our NEOs, following qualifying terminations of employment in connection with a change in control of the Company. In 2024, each of Dr. Budur and Messrs. Dierks and Serafin participated in the Separation Plan.
We believe that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, these arrangements can enhance alignment with stockholders by encouraging management to pursue transactions that create value for stockholders irrespective of the potential for job loss or diminution of duties and can encourage retention through the conclusion of the transaction. The separation payments and benefits described above are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2024, are set forth in the section titled, “—Potential Payments Upon Termination or Change in Control”.

Other Policies and Considerations
Insider Trading Compliance Policy. For information on our Insider Trading Compliance Policy, see the section above titled “—Anti-Hedging Policy.”
Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments. Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We currently do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Stock-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.
Clawback Policy. We have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, and which can be recovered from time-vesting or performance-vesting equity compensation (in addition to other forms of compensation).
Stock Ownership Guidelines. We adopted stock ownership guidelines that are effective as of January 1, 2025, to promote share ownership by our executive officers, including our NEOs, and non-employee directors (collectively, the “covered individuals”). We believe that linking a significant portion of an officer’s current and potential future net worth to our success, as reflected in our share price, helps to ensure that the covered individuals have a stake similar to that of our stockholders. Stock ownership guidelines also encourage long-term management of the Company for the benefit of its stockholders.

These guidelines require the covered individual to own an amount of our common stock with an aggregate market value equal to a specified multiple of their annual base salary or, with respect to non-employee directors, their annual cash retainer. Each covered individual is expected to satisfy the applicable ownership requirement generally within three years after first becoming subject to the guidelines, except for covered individuals on the effective date of these stock ownership guidelines who are expected to satisfy the applicable ownership requirement by December 31, 2026. The table below reflects the current ownership guidelines for covered individuals:

Position	Ownership Requirement
Chief Executive Officer	5x annual base salary
Other Executive Officers	3x annual base salary
Non-Employee Directors	1.5x annual cash retainer*

*	Not including committee retainers or chairmanship retainers.
The types of ownership arrangements counted towards the guidelines are: shares of our common stock, whether held directly, jointly, or in trust with or for the benefit of an immediate family member, or vested or unvested restricted stock unit awards. We do not count towards the guidelines shares underlying unexercised stock options or unearned performance awards.
Executive Compensation Tables
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2022, 2023 and 2024, as well as their positions in 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey Dayno President and Chief Executive Officer	2024	715,000	300,000	1,288,980	4,189,508	637,000	14,683	7,145,170
	2023	612,500	200,000	—	3,186,875	437,000	13,919	4,450,294
	2022	458,993	—	—	—	286,870	16,289	762,152
Sandip Kapadia EVP and Chief Financial Officer and Chief Administrative Officer	2024	507,606	250,000	468,023	1,538,052	291,873	14,848	3,070,401
	2023	507,606	—	4,767,000	—	291,873	14,045	5,580,524
	2022	476,625	175,000	—	—	297,891	13,086	962,602
Jeffrey Dierks EVP and Chief Commercial Officer	2024	508,702	250,000	329,918	1,087,511	279,908	14,871	2,470,910
	2023	486,796	50,000	4,767,000	—	279,908	14,045	5,597,749
	2022	412,072	—	—	—	236,941	13,086	662,099
Kumar Budur EVP and Chief Medical & Scientific Officer	2024	555,147	—	2,538,788	2,420,116	207,018	11,636	5,732,705
	2023	440,251	100,000	—	—	207,018	13,545	760,813
Andrew Serafin EVP, Chief Strategy Officer	2024	420,294	125,000	306,900	989,117	231,262	14,848	2,087,422
	2023	402,195	—	—	—	231,262	13,968	647,425
	2022	375,673	—	—	—	216,012	13,737	605,422

(1)
Amounts consist of a one-time cash retention bonus payable to each of Dr. Dayno and Messrs. Dierks, Kapadia and Serafin. We provide additional information regarding these bonuses in the section above titled “—Cash Incentive Compensation—Other Cash Compensation.”

(2)
Amounts reflect the full grant-date fair value of options and RSUs granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to our named executive officers in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)
Amounts reported include actual annual bonuses earned by our NEOs under our 2024 annual bonus program. We provide additional information regarding the annual bonuses in the section above titled “—Cash Incentive Compensation—Annual Bonus Program.”

(4)	Amounts reported for 2024 consist of the following:

Name	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	Long-Term Disability Premiums ($)
Jeffrey Dayno	13,800	294	588
Sandip Kapadia	13,800	483	565
Jeffrey Dierks	13,800	483	588
Kumar Budur	10,588	483	565
Andrew Serafin	13,800	483	565

Grants of Plan-Based Awards in Fiscal 2024
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2024 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2024.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Jeffrey Dayno	—	—	—	536,250	804,375	—	—	—	—
	1/24/24	1/24/24	—	—	—	—	202,250	30.69	4,189,508
	1/24/24	1/24/24	—	—	—	42,000	—	—	1,288,980
Sandip Kapadia	—	—	—	253,803	380,705	—	—	—	—
	1/24/24	1/24/24	—	—	—	—	74,250	30.69	1,538,052
	1/24/24	1/24/24	—	—	—	15,250	—	—	468,023
Jeffrey Dierks	—	—	—	254,351	381,527	—	—	—	—
	1/24/24	1/24/24	—	—	—	—	52,500	30.69	1,087,511
	1/24/24	1/24/24	—	—	—	10,750	—	—	329,918
Kumar Budur	—	—	—	287,500	431,250	—	—	—	—
	1/24/24	1/24/24	—	—	—	—	42,500	30.69	880,366
	1/24/24	1/24/24	—	—	—	8,750	—	—	268,538
	5/1/24	4/29/24	—	—	—	—	75,000	30.27	1,539,750
	5/1/24	4/29/24	—	—	—	75,000	—	—	2,270,250
Andrew Serafin	—	—	—	210,147	315,221	—	—	—	—
	1/24/24	1/24/24	—	—	—	—	47,750	30.69	989,117
	1/24/24	1/24/24	—	—	—	10,000	—	—	306,900

(1)
Amounts reflect potential payouts under our 2024 annual bonus program at threshold (or “Objective Not Completed”), target (or “Meets Expectations”) and maximum (or “Exceeds Expectations”) amounts based on 2024 base salaries. We provide additional information regarding the annual bonus program in the section above titled “—Cash Incentive Compensation—Annual Bonus Program.”

(2)
Amounts reflect the full grant-date fair value of options and RSUs granted during 2024 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Named Executive Officer Employment Agreements
We have entered into employment offer letters or employment agreements with each of our NEOs, the material terms of which are described below.
Jeffrey Dayno Employment Agreement
On April 24, 2023, we entered into an employment agreement with Jeffrey Dayno in connection with his appointment as our President and Chief Executive Officer. The following describes the material terms of his employment agreement.
Pursuant to his employment agreement, Dr. Dayno is entitled to receive an annual base salary of $650,000 per year; the actual base salary earned by Dr. Dayno for services during the last completed fiscal year is set forth above in the Summary Compensation Table. In addition, Dr. Dayno is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees with comparable responsibilities.
Dr. Dayno is eligible to earn annual discretionary cash bonuses, determined by our board of directors (or a subcommittee thereof) in its sole discretion based on its assessment of individual and Company performance. Dr. Dayno’s target bonus opportunity is 75% of his annual base salary (with a maximum bonus opportunity of 100% of his annual base salary). In addition, he was eligible to receive a one-time $300,000 retention bonus which was paid on June 30, 2024, subject to his continued employment through the earlier date.
The severance benefits and payments that may be payable to Dr. Dayno upon certain qualifying terminations of his employment are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control.”
In addition, Dr. Dayno’s employment agreement contains customary confidentiality provisions, as well as standard non-compete and employee non-solicitation restrictions effective during employment and for one year after his resignation. Dr. Dayno’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him will be reduced so that such payments are not subject to the excise tax under Section 4999 of the Code.
Sandip Kapadia Employment Agreement
On March 4, 2021, we entered into an employment agreement with Sandip Kapadia. Mr. Kapadia’s employment under the agreement began on March 31, 2021, and will continue until terminated upon written notice by either party in accordance with the terms of the employment agreement.
Pursuant to his employment agreement, Mr. Kapadia is entitled to receive an annual base salary of $465,000 per year; the actual base salary earned by Mr. Kapadia for services during the last completed fiscal year is set forth above in the Summary Compensation Table. In addition, Mr. Kapadia is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees with comparable responsibilities.
Mr. Kapadia is eligible to earn annual discretionary cash bonuses, as determined by our Chief Executive Officer in his sole discretion, based on the assessment of individual and Company performance. Mr. Kapadia’s target bonus opportunity is 50% of his annual base salary. The payment of any annual bonus, to the extent any annual bonus becomes payable, will be contingent upon Mr. Kapadia’s continued employment through the applicable payment date.
In connection with entering into his employment agreement, Mr. Kapadia was awarded (i) 60,000 RSUs (the “Kapadia RSU Award”) and (ii) an option to purchase 230,000 shares of our common stock (the “Kapadia Option Award”), pursuant to our 2020 Incentive Award Plan (the “2020 Plan”). The Kapadia RSU Award vested as to 50% of the total RSUs underlying the award on March 29, 2023 and as to 25% of the total RSUs underlying the award on March 29, 2024, subject to continued employment. The Kapadia RSU Award vests as to the final 25% of the total RSUs underlying the award on March 29, 2025, subject to continued employment through such vesting date. The Kapadia Option Award vests and becomes exercisable over four years (i) with respect to 50% of the total shares of our common stock underlying the option on the second anniversary of the applicable vesting commencement date, and (ii) with respect to 1/48 of the total shares underlying the option on each of the first 24 monthly anniversaries of the vesting commencement date thereafter, subject to continued service through the applicable vesting date.
The severance benefits and payments payable to Mr. Kapadia upon certain qualifying terminations of his employment are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control.”
In addition, Mr. Kapadia’s employment agreement contains customary confidentiality provisions, as well as standard non-compete and employee non-solicitation restrictions effective during employment and for one year thereafter. Mr. Kapadia’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him will be reduced so that such payments are not subject to the excise tax under Section 4999 of the Code.
Jeffrey Dierks Offer Letter
On September 7, 2017, we entered into an offer letter with Jeffrey Dierks. Mr. Dierks’ employment under the offer letter is at-will, and continued until his departure from the Company on March 31, 2025.
Pursuant to his offer letter, Mr. Dierks was entitled to receive an annual base salary of $250,000 per year; the actual base salary earned by Mr. Dierks for services during the last completed fiscal year is set forth above in the Summary Compensation Table. In addition, Mr. Dierks was eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.

Mr. Dierks was eligible to earn annual cash bonuses under our bonus program, based on the achievement of individual performance goals relating to our growth and overall performance. Pursuant to his offer letter, Mr. Dierks’ target bonus opportunity was up to 35% of his annual base salary; as noted above, Mr. Dierks’ 2024 target bonus opportunity was 50% of his annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, was contingent upon Mr. Dierks’ continued employment through the applicable payment date.
Kumar Budur Offer Letter
On March 1, 2022, we entered into an offer letter with Kumar Budur. Dr. Budur’s employment under the offer letter is at-will, and will continue until terminated at any time by either party.
Pursuant to his offer letter, Dr. Budur is entitled to receive an annual base salary of $395,000 per year; the actual base salary earned by Dr. Budur for services during the last completed fiscal year is set forth above in the Summary Compensation Table. In addition, Dr. Budur is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.
Dr. Budur is eligible to earn annual cash bonuses under our bonus program, based on the achievement of individual performance goals relating to our growth and overall performance. Pursuant to his offer letter, Dr. Budur’s target bonus opportunity is 40% of his annual base salary; as noted about, Dr. Budur’s 2024 target bonus opportunity was 50% of his annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be contingent upon Dr. Budur’s continued employment through the applicable payment date.
In addition, Dr. Budur was eligible to receive a cash sign-on bonus in the aggregate amount of $250,000, payable in two installments of $150,000 and $100,000. The first installment was paid to Dr. Budur within three months of his start date; the second installment was payable to Dr. Budur by March 21, 2023. If Dr. Budur voluntarily had resigned from employment within 12 months after receiving either installment payment, Dr. Budur would have been obligated to repay the full amount of such installment to the Company on an after-tax basis.
In connection with his offer letter, Dr. Budur was awarded an option to purchase 75,000 shares of our common stock. For more information on Dr. Budur’s option award, see the section below titled, “—Outstanding Equity Awards at Fiscal Year-End.”
Andrew Serafin Offer Letter
On September 8, 2017, we entered into an offer letter with Andrew Serafin. Mr. Serafin’s employment under the agreement is at-will, and will continue until terminated at any time by either party.
Pursuant to his offer letter, Mr. Serafin is entitled to receive an annual base salary of $300,000 per year; the actual base salary earned by Mr. Serafin for services during the last completed fiscal year is set forth above in the Summary Compensation Table. In addition, Mr. Serafin is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.
Mr. Serafin is eligible to earn annual cash bonuses under our bonus program, based on the achievement of individual performance goals relating to our growth and overall performance. Pursuant to his offer letter, Mr. Serafin’s target bonus opportunity is 40% of his annual base salary; as noted above, Mr. Serafin’s 2024 target bonus opportunity was 50% of his annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be contingent upon Mr. Serafin’s continued employment through the applicable payment date.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.

				Option Awards				Stock Awards
Name		Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jeffrey Dayno	(2)	11/13/17	11/1/17	23,470	—	$8.22	11/13/27	—	—
	(3)	1/7/19	1/1/19	6,086	—	$8.22	1/7/29	—	—
	(3)	3/4/20	3/1/20	9,737	2,435	$8.22	3/4/30	—	—
	(4)	8/18/20	8/21/20	105,808	26,452	$24.00	8/18/30	—	—
	(5)	5/26/23	5/25/23	—	125,000	$35.56	5/25/33	—	—
	(8)	1/24/24	1/24/24	—	202,250	$30.69	1/24/34	—	—
	(9)	1/24/24	1/24/24	—	—	—	—	42,000	1,445,220
Sandip Kapadia	(5)	3/29/21	3/29/21	215,625	14,375	$29.03	3/29/31	—	—
	(6)	3/29/21	3/29/23	—	—	—	—	15,000	516,150
	(7)	10/4/23	9/30/23	—	—	—	—	90,000	3,096,900
	(8)	1/24/24	1/24/24	—	74,250	$30.69	1/24/34	—	—
	(9)	1/24/24	1/24/24	—	—	—	—	15,250	524,753
Jeffrey Dierks	(3)	3/4/20	3/1/20	—	4,869	$8.22	3/4/30	—	—
	(4)	8/18/20	8/21/20	—	28,972	$24.00	8/18/30	—	—
	(5)	6/1/21	6/1/21	47,162	6,738	$33.44	6/1/31	—	—
	(7)	10/4/23	9/30/23	—	—	—	—	90,000	3,096,900
	(8)	1/24/24	1/24/24	—	52,500	$30.69	1/24/34	—	—
	(9)	1/24/24	1/24/24	—	—	—	—	10,750	369,908
Kumar Budur	(5)	3/21/22	3/21/22	51,562	23,438	$49.27	3/21/32	—	—
	(8)	1/24/24	1/24/24	—	42,500	$30.69	1/24/34	—	—
	(9)	1/24/24	1/24/24	—	—	—	—	8,750	301,088
	(8)	5/1/24	5/1/24	—	75,000	$30.27	5/1/34	—	—
	(9)	5/1/24	5/1/24	—	—	—	—	75,000	2,580,750
Andrew Serafin	(2)	10/1/17	10/1/17	83,729	—	$8.22	10/1/27	—	—
	(2)	10/1/18	10/1/18	18,259	—	$8.22	10/1/28	—	—
	(3)	3/4/20	3/1/20	2,920	731	$8.22	3/4/30	—	—
	(4)	8/18/20	8/21/20	65,500	16,375	$24.00	8/18/30	—	—
	(8)	1/24/24	1/24/24	—	47,750	$30.69	1/24/34	—	—
	(9)	1/24/24	1/24/24	—	—	—	—	10,000	344,100

(1)	Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 31, 2024, which was $34.41.
(2)	Each of these option awards was granted under our Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) vested in full prior to December 31, 2024.
(3)
Each of these option awards was granted under the Equity Incentive Plan and vests and becomes exercisable with respect to 20% of the shares of our common stock underlying the option on each of the first five anniversaries of the applicable vesting commencement date, subject to continued employment through the applicable vesting date. In addition, each option will vest and become exercisable in full upon the occurrence of a “change in control” (as defined in the Equity Incentive Plan).

(4)
Each of these option awards was granted under the 2020 Plan and vests and becomes exercisable with respect to 20% of the shares of our common stock underlying the option on each of the first five anniversaries of the vesting commencement date, subject to continued employment through the applicable vesting date.

(5)
Each of these option awards was granted under the 2020 Plan and vests and becomes exercisable over four years (i) with respect to 50% of the total shares of our common stock underlying the option on the second anniversary of the vesting commencement date, and (ii) with respect to 1/48 of the total shares underlying the option on each of the first 24 monthly anniversaries of the vesting commencement date thereafter, subject to continued service through the applicable vesting date.

(6)
This RSU award was granted under the 2020 Plan and vests over four years (i) with respect to 50% of the total RSUs underlying the award on the applicable vesting commencement date, and (ii) with respect to 25% of the total RSUs underlying the award on each of the first and second anniversaries of the vesting commencement date thereafter, subject to continued employment through the applicable vesting date.

(7)
Each of these RSU awards was granted under the 2020 Plan and vests over three years (i) with respect to 40% of the total RSUs underlying the award on the first anniversary of the vesting commencement date, and (ii) with respect to 30% of the total RSUs underlying the award on each of the second and third anniversaries of the vesting commencement date thereafter, subject to continued employment through the applicable vesting date.

(8)
Each of these option awards was granted under the 2020 Plan and vests and becomes exercisable over four years (i) with respect to 25% of the total shares of our common stock underlying the option on the first anniversary of the vesting commencement date, and (ii) with respect to 75% of the total shares of our common stock underlying the option on each of the first 12 quarterly anniversaries of the vesting commencement date thereafter, subject to continued employment through the applicable vesting date.

(9)
Each of these RSU awards was granted under the 2020 Plan and vests over four years with respect to 25% of the total RSUs underlying the award on the each of the first four anniversaries of the vesting commencement date, subject to continued employment through the applicable vesting date.

Option Exercises and Stock Vested in Fiscal 2024
The following table sets forth certain information concerning options exercised and stock awards vested for our NEOs during the year ended December 31, 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Jeffrey Dayno	—	—	—	—
Sandip Kapadia	—	—	75,000	2,903,700
Jeffrey Dierks	70,115	1,227,937	60,000	2,400,000
Kumar Budur	—	—	—	—
Andrew Serafin	—	—	—	—

(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.
(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control
Executive Employment Agreements
As discussed above, we have entered into employment offer letters or employment agreements with each of our NEOs, which provide certain of our NEOs with severance benefits and payments upon certain qualifying terminations of employment, including in connection with a “change in control” of the Company, as summarized below.
Jeffrey Dayno and Sandip Kapadia
Under the employment agreements with each of Dr. Dayno and Mr. Kapadia, if the executive’s employment is terminated without “cause” or due to his resignation for “good reason” (each, as defined in the applicable employment agreement), then, subject to the executive’s timely execution and non-revocation of a general release of claims, he will be eligible to receive:
(i)	base salary continuation for a period of 12 months following the termination date;
(ii)	12 months of continued coverage under our group health plans at the same level and cost to the executive as was in place prior to the termination date;
(iii)	up to three months (for Dr. Dayno) or 12 months (for Mr. Kapadia) of outplacement services;
(iv)
for Mr. Kapadia, an additional 12 months of vesting for each of the Kapadia Option Award and Kapadia RSU Award (to the extent then-unvested), and any such vested portion of the Kapadia Option Award will remain outstanding and exercisable for not less than 12 months following the termination date; and

(v)
if such termination occurs within 12 months following a “change in control” (as defined in the applicable employment agreement (for Dr. Dayno) or in the 2020 Plan (for Mr. Kapadia)), then, in addition to the payments and benefits described above, the executive will also receive (A) a lump-sum cash payment equal to his target annual bonus for the year in which the termination occurs, pro-rated through the date of such termination; and (B) for Mr. Kapadia, full accelerated vesting of any portion of the Kapadia Option Award and/or Kapadia RSU Award that is then-outstanding and unvested.

Separation Plan
On June 23, 2020, our board of directors adopted the Separation Plan, which provides for the payment of certain severance and other benefits to eligible employees, including certain of our NEOs, following qualifying terminations of employment in connection with a “change in control” (as defined in the Separation Plan) of the Company. In 2024, Dr. Budur and Messrs. Dierks and Serafin participated in the Separation Plan.
Under the Separation Plan, if during the period commencing on the 30th day immediately preceding the date on which a change in control is consummated and ending on the three-month anniversary of such change in control, (i) a participant’s employment is terminated by us without “cause” (excluding death or “disability”) or by the participant for “good reason” (each as defined in the Separation Plan) and (ii) the participant is not offered a comparable position by an acquirer, then, we will pay or provide to the participant the following:
(i)
A lump sum cash payment, payable within 60 days following the termination date, equal to the sum of: (A) the portion of the participant’s target annual bonus (as in then in effect) that would have been paid to the participant for the year in which the termination occurs, pro-rated for the portion of the year the participant was employed by us; (B) one-half of the participant’s highest annual base salary as in effect during the 12-month period immediately preceding the termination date or the date of the change in control (whichever is earlier); and (C) the amount necessary to cover the full cost of healthcare coverage under our group health plans for a period of six months following the termination date; and

(ii)	Outplacement assistance, as determined in the discretion of the plan administrator.
A participant’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of a general release of claims in our favor, and continued compliance with the restrictive covenants contained in the Separation Plan (which includes customary confidentiality and nondisparagement provisions, as well as standard non-compete and employee/customer non-solicitation restrictions effective during employment and for one year thereafter).

Equity Incentive Awards
Equity Incentive Plan
As discussed above, each of our NEOs (other than Mr. Kapadia and Dr. Budur) holds one or more option awards under our Equity Incentive Plan. Upon a “change in control” (as defined in the Equity Incentive Plan), each of these options will accelerate and vest in full, subject to the applicable executive’s continued employment through the date of the change in control.
2020 Plan
In addition, each of our NEOs holds one or more option and/or RSU awards under the 2020 Plan. Under the 2020 Plan, upon a “change in control” (as defined in the 2020 Plan) in which outstanding equity awards have been assumed or substituted, if a participant’s employment is terminated by the Company for any reason (other than for cause or due to the participant’s death or disability) on or within 12 months following the change in control, then (i) any then-unvested award will become fully vested and (as applicable) exercisable or payable, and (ii) with respect to option awards, the applicable participant will have six months following the termination date (or such longer period as may be set forth in the applicable award agreement) to exercise the options.
Kapadia and Dierks RSU Awards
In addition, the RSU awards granted to Messrs. Kapadia and Dierks in October 2023 will vest in full upon a termination of employment without “cause” (as defined in the applicable employment agreement (for Mr. Kapadia) or in the Separation Plan (for Mr. Dierks)). Mr. Kapadia’s RSU award also will vest upon his resignation for any reason following September 30, 2024. The accelerated vesting described in this paragraph is subject to the executive’s timely execution and non-revocation of a general release of claims.

Estimated Potential Payments
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024. For all NEOs, amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason (no Change in Control) ($)	Termination due to Death or Disability ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason (in Connection with a Change in Control) ($)(2)	Voluntary Resignation ($)
Jeffrey Dayno	Cash	715,000	—	—	1,251,250	—
	Equity Acceleration(3)	—	—	63,773	2,536,728	—
	Continued Healthcare	31,355	—	—	31,355	—
	Outplacement Services(4)	7,500	—	—	7,500	—
	Total(5)	753,855	—	63,773	3,826,833	—
Sandip Kapadia	Cash	507,606	—	—	761,409	—
	Equity Acceleration(3)	3,690,387	—	—	4,491,349	3,096,900
	Continued Healthcare	39,665	—	—	39,665	—
	Outplacement Services(4)	14,000	—	—	14,000	—
	Total(5)	4,251,658	—	—	5,306,423	—
Jeffrey Dierks	Cash	—	—	—	381,527	—
	Equity Acceleration(3)	3,096,900	—	127,519	4,097,760	—
	Continued Healthcare	—	—	—	6,705	—
	Outplacement Services(4)	—	—	—	7,500	—
	Total(5)	3,096,900	—	127,519	4,493,492	—
Kumar Budur	Cash	—	—	—	431,250	—
	Equity Acceleration	—	—	—	3,350,437	—
	Continued Healthcare	—	—	—	12,308	—
	Outplacement Services	—	—	—	7,500	—
	Total(5)	—	—	—	3,801,495	—
Andrew Serafin	Cash	—	—	—	315,221	—
	Equity Acceleration(3)	—	—	19,145	711,338	—
	Continued Healthcare	—	—	—	17,045	—
	Outplacement Services(4)	—	—	—	7,500	—
	Total(5)	—	—	19,145	1,051,104	—

(1)
With respect to option and RSU awards, amounts (i) assume the awards are assumed or substituted in connection with the change in control; and (ii) represent the value associated with the full, accelerated vesting of any such awards outstanding under the Equity Incentive Plan upon a change in control.

(2)
With respect to option and RSU awards, amounts represent the value associated with the full, accelerated vesting of such awards upon a change in control, including with respect to a qualifying termination of employment in connection with the change in control. For Dr. Dayno and Mr. Kapadia, amounts reflect the payments that would have been made to the executive under his employment agreement on a qualifying termination of employment within 12 months following a “change in control” (as defined in the 2020 Plan). For Dr. Budur and Messrs. Dierks and Serafin, amounts reflect the payments that would have been made to the executive under the Separation Plan on a qualifying termination of employment within 30 days prior to, or within three months following, a “change in control” (as defined in the Separation Plan), to the extent the executive is not offered a comparable position by the acquirer.

(3)
With respect to option and RSU awards, amounts were calculated by (i) multiplying the number of accelerated shares of common stock underlying the awards by $34.41, the closing trading price of our common stock on December 31, 2024 and (ii) for the option awards, subtracting the exercise price.

(4)
For Dr. Dayno, amounts assume that he was provided with up to three months of Company-paid outplacement services. For Mr. Kapadia, amounts assume that he was provided with up to 12 months of Company-paid outplacement services. For each of Dr. Budur and Messrs. Dierks and Serafin, amounts assume that the named individual was provided with up to six months of Company-paid outplacement services pursuant to the Separation Plan.

(5)
Amounts for each other NEO are the maximum potential payment the NEO would have received as of December 31, 2024. Amounts of any reduction pursuant to a 280G best pay provision, if any, would be calculated upon actual termination of employment.

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for Dr. Dayno ($)	Compensation Actually Paid to Dr. Dayno ($)(1)(2)	Summary Compensation Table Total for Mr. Jacobs	Compensation Actually Paid to Mr. Jacobs	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands) ($)	Net Product Revenue (in thousands)(4)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2024	7,145,170	7,678,134	—	—	3,340,360	3,986,190	93	103	145,493	714,734
2023	4,450,294	2,905,735	36,634	(5,020,055)	3,146,628	491,493	87	104	128,853	582,022
2022	—	—	514,752	2,943,454	748,069	3,061,521	149	100	181,468	437,855
2021	—	—	885,554	1,960,526	1,898,884	1,355,745	115	113	34,597	305,440
2020	—	—	3,230,374	6,392,185	2,701,663	2,288,058	98	113	(36,944)	159,742

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Jeffrey Dayno,	Sandip Kapadia, Jeffrey Dierks, Kumar Budur and Andrew Serafin
2023	Jeffrey Dayno, John C. Jacobs	Sandip Kapadia, Jeffrey Dierks, Kumar Budur and Andrew Serafin
2022	John C. Jacobs	Sandip Kapadia, Jeffrey Dayno, Jeffrey Dierks, and Andrew Serafin
2021	John C. Jacobs	Sandip Kapadia, Jeffrey Dayno, Jeffrey Dierks, Andrew Serafin and Susan Drexler
2020	John C. Jacobs	Jeffrey Dayno and Jeffrey Dierks

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the
2024 fiscal year, as adjusted as follows:

Adjustments	PEO	Average Non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(5,478,488)	(2,419,606)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	6,128,257	2,720,442
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	(125,690)	114,595
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	—
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	8,884	230,400
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
TOTAL ADJUSTMENTS	532,964	645,831

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); and (ii) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and an expected life equal to the lesser of the original expected life utilizing the simplified method or remaining life at each revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. We provide information regarding the assumptions used to calculate the valuation of the award in Note 15 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 25, 2025.

(3)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the NASDAQ Biotechnology Index, which is the same peer group used in Part II, Item 5 of our Form 10-K.
(4)	Net Product Revenue is a GAAP measure reported in the Company’s consolidated statements of operations and comprehensive income (loss).

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Net Product Revenue, in each case, for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.
TSR amounts reported in the graph assume an initial fixed investment of $100.

Pay Versus Performance Tabular List
We believe the following performance measure represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:
•	Net Product Revenue.
For additional details regarding our most important financial performance measures, please see the section entitled “Cash Incentive Compensation” in the CD&A above.

Director Compensation
2024 Director Compensation Program
We maintain a non-employee director compensation program (the “Director Compensation Program”), which provides for annual retainer fees and long-term equity awards for certain of our non-employee directors other than Andreas Wicki (each participating director, an “Eligible Director”).
The Director Compensation Program consists of the following components:
Cash Compensation:
•	Annual Retainer: $45,000
•	Annual Committee Chair Retainer:
•	Audit: $20,000
•	Compensation: $15,000
•	Nominating and Corporate Governance: $10,000
•	Annual Committee Member (Non-Chair) Retainer:
•	Audit: $10,000
•	Compensation: $8,000
•	Nominating and Corporate Governance: $5,000
•	Annual Non-Executive Chairman of the Board Retainer: $40,000
Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.
Equity Compensation:
Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our board of directors automatically shall be granted, on the date on which such Eligible Director is appointed or elected to serve on our board of directors, an option to purchase shares of our common stock with a value (determined using a Black-Scholes option value) as set forth below:
•	Audit Committee Chair: $230,000
•	Compensation Committee Chair: $175,000
•	Nominating and Corporate Governance Chair: $125,000
•	Eligible Director (Non-Chair): $125,000
Each Initial Grant will vest in substantially equal installments on each monthly anniversary of the applicable grant date, such that the award is fully vested on the third anniversary of the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
For clarity, Initial Grants are not made to any Eligible Director who is already serving on our board of directors.
Annual Grant: An Eligible Director who is serving on our board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year shall be granted, on such annual meeting date, an option to purchase shares of our common stock with a value (determined using a Black-Scholes option value) as set forth below:
•	Audit Committee Chair: $230,000
•	Compensation Committee Chair: $175,000
•	Nominating and Corporate Governance Chair: $125,000
•	Eligible Director (Non-Chair): $125,000
Each Annual Grant will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to continued service through the applicable vesting date.
In addition, each Initial Grant and Annual Grant will vest in full upon a “change in control” of our Company (as defined in the 2020 Plan).

Compensation under our Director Compensation Program will be subject to the annual limits on nonemployee director compensation set forth in the 2020 Plan.
2025 Director Compensation Program
In 2025, we approved an Amended and Restated Director Compensation Program (the “A&R Director Compensation Program”). The A&R Director Compensation Program makes the following material changes to the Director Compensation Program:
•	Annual Retainer: $50,000
•	Annual Committee Chair Retainer:
•	Audit: $25,000
•	Compensation: $20,000
•	Nominating and Corporate Governance: $12,000
•	Annual Committee Member (Non-Chair) Retainer:
•	Audit: $12,000
•	Compensation: $10,000
•	Nominating and Corporate Governance: $5,250
•	Initial Grant: $300,000 (for all Eligible Directors)
•	Annual Grant: $300,000 (for all Eligible Directors)
Jeffrey S. Aronin
While serving as Non-Executive Chairman of our board of directors, Mr. Aronin is eligible to receive cash compensation (but not equity compensation) under the Director Compensation Program.
In addition, Mr. Aronin holds a stock option that vests and becomes exercisable in 16 quarterly installments over the four-year period following the March 24, 2022 grant date, subject to his continued service. The option will vest and become exercisable in full upon a termination of service as a director without cause or if, following a change in control of Harmony, he does not become a member of the board of the company or its ultimate parent.
Director Compensation Table
The following table presents information regarding the compensation earned in 2024 by non-employee directors who served on our board of directors during the year. The compensation paid to Dr. Dayno is presented above in the section entitled “Executive Compensation—Summary Compensation Table.” Dr. Dayno did not receive any compensation for his services as a member of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter Anastasiou	53,000	125,010	—	178,010
Jeffrey S. Aronin	40,000	—	—	40,000
Antonio Gracias	60,000	175,005	—	235,005
R. Mark Graf	55,000	125,010	—	180,010
Jack Bech Nielsen(2)	60,000	125,010	—	185,010
Juan A. Sabater	55,000	125,010	—	180,010
Gary Sender	73,000	229,993	—	302,993
Linda Szyper	50,000	125,010	—	175,010
Andreas Wicki, Ph.D.(3)	—	—	—	—

(1)
Amounts reflect the full grant-date fair value of options granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)	Mr. Nielsen left our Board in June 2024.
(3)	Because Dr. Wicki does not participate in our Director Compensation Program, he did not receive any compensation for his services on our board of directors in 2024.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024.

Non-Employee Director	Options Outstanding at Fiscal Year End (#)
Peter Anastasiou	13,107
Jeffrey S. Aronin	2,188,288
Antonio Gracias	45,584
R. Mark Graf	28,152
Jack Bech Nielson(1)	—
Juan A. Sabater	32,560
Gary Sender	59,912
Linda Szyper	22,029
Andreas Wicki, Ph.D.	—

(1)	In connection with his departure from the Board in June 2024, Mr. Nielsen forfeited any outstanding option awards held by him.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.
The annual total compensation for 2024 for our Chief Executive Officer was $7,145,170, as reported in the Summary Compensation Table. The annual total compensation for 2024 for our median employee, identified as discussed below, was $249,161, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 29 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2024 as the date for establishing the employee population used in identifying the median employee and used calendar year 2024 as the measurement period. We identified the median employee using the consistently applied compensation measure of total cash compensation for each employee employed as of December 31, 2024 (other than our Chief Executive Officer). We annualized the compensation measure for permanent employees who joined Harmony in 2024. We captured all full-time and part-time employees, consisting of 264 individuals.
The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

Equity Grant Practices
Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in 2024. For all stock option awards, the exercise price is no less than the closing price of our common stock on the date of the grant.
Option Award Disclosure
The table below sets forth information regarding options granted to Dr. Budur in 2024 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report. In 2024, there was one occasion where the grant date of an option award occurred one business day after the filing of such a report, which related to the announcement of our quarterly earnings release for the first quarter of 2024. The option was approved by the Compensation Committee on April 29, 2024, to be effective on the date of his appointment as Executive Vice President and Chief Medical & Science Officer (May 1, 2024). The table below also shows the percentage change in the closing market price of the securities underlying the option award between the trading day ending immediately prior to the disclosure of material non-public information and the trading day beginning immediately following the disclosure of material non-public information.

Name	Grant Date	Number of Securities Underlying the Award (#)	Exercise Price of the Award ($/Share)	Grant Date Fair Value of the Award ($)	Percentage Change
Kumar Budur	5/1/2024	75,000	30.27	1,539,750	0.32%

Equity Compensation Plan Information Table
The following table summarizes the number of shares of our common stock that may be issued under our existing equity compensation plans as of December 31, 2024.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(2)
Equity compensation plans approved by stockholders(3)	7,839,343	32.34	10,802,214
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	7,839,343	32.34	10,802,214

(1)	Includes shares to be issued upon the exercise of outstanding stock options or stock appreciation rights, or upon the vesting of restricted stock unit awards, as of December 31, 2024.
(2)
Includes shares available for future grants under the 2020 Plan and Employee Stock Purchase Plan (“ESPP”). As of our IPO, no further shares of our common stock have been or will be issued under the Equity Incentive Plan.

The number of shares available for issuance under the 2020 Plan will increase on the first day of each calendar year (beginning in 2021 and ending with 2030), equal to the lesser of (A) 4% of the shares outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our board of directors.
The number of shares available for issuance under the ESPP will increase on the first day of each calendar year (beginning in 2021 and ending with 2030) in an amount equal to the lesser of (i) 1% of the shares outstanding on the last day of the immediately preceding fiscal year, and (ii) such smaller number as determined by our board of directors.
(3)
Consists of our Equity Incentive Plan, 2020 Plan and ESPP. The maximum number of shares of common stock that may be purchased pursuant to our ESPP offering periods in effect as of December 31, 2024 is 16,335.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 17, 2025 (except as otherwise indicated) reflecting:
•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 57,386,687 shares of our common stock outstanding as of March 17, 2025. This total does not include unsettled shares. For the purpose of computing the percentage ownership of the entities and individuals in the chart directly below, we have deemed shares of our common stock (i) subject to stock options that are currently exercisable or exercisable within 60 days of March 17, 2025 to be outstanding and to be beneficially owned by the person holding the stock option regardless of settlement and (ii) issuable pursuant to RSUs which are subject to vesting expected to occur within 60 days of March 17, 2025 to be outstanding and to be beneficially owned by the person holding the RSU regardless of settlement. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462.
The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	NUMBER OF SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	COMMON STOCK	%
5% or Greater Stockholders
Valor IV Pharma Holdings, LLC(1)	6,618,033	11.5%
Entities affiliated with FMR LLC (Fidelity)(2)	5,276,825	9.2%
Marshman Fund Trust II(3)	6,051,120	10.5%
Entities affiliated with BlackRock, Inc.(4)	6,968,097	12.1%
The Vanguard Group, Inc.(5)	4,733,609	8.2%
Named Executive Officers and Directors:
Jeffrey Dayno(6)	197,379	*
Jeffrey Dierks(7)	7,773	*
Sandip Kapadia(8)	292,724	*
Andrew Serafin(9)	187,696	*
Kumar Budur(10)	109,598	*
Jeffrey S. Aronin(11)	1,893,137	3.2%
Antonio Gracias(12)	6,654,747	11.6%
R. Mark Graf(13)	21,816	*
Juan A. Sabater(14)	6,644,257	11.6%
Gary Sender(15)	48,255	*
Linda Szyper(16)	15,693	*
Andreas Wicki, Ph.D.(17)	2,147,943	3.7%
Peter Anastasiou(18)	3,385	*
All current directors and executive officers (13 persons)(19)	14,136,748	23.6%

*	Represents beneficial ownership of less than 1% of outstanding shares of our common stock.
(1)
Based solely on information contained in a Schedule 13G/A filed on February 12, 2025. As of December 31, 2024, Valor IV Pharma Holdings, LLC was the holder of record of the shares reported in the table above. Valor Management L.P. is the managing member of Valor Equity Capital IV LLC, which is the general partner of Valor Equity Associates IV L.P., which, in turn, is the general partner of each of Valor Equity Partners IV L.P., Valor Equity Partners IV-A L.P. and Valor Equity Partners IV-B L.P. (collectively, the “Valor Funds”). The Valor Funds are the sole members of Valor IV Pharma Holdings, LLC. By virtue of their positions with Valor Management L.P., each of Messrs. Gracias and

Sabater, both members of our board of directors, may be deemed to share beneficial ownership over the shares of the Company (the “Valor Shares”) held of record by Valor IV Pharma Holdings, LLC; however, each disclaims beneficial ownership of the Valor Shares. Each of the Valor Funds has shared voting and shared dispositive power over the shares reported herein. The address of the Valor Funds, Antonio Gracias and Juan Sabater is 320 North Sangamon Street, Suite 1200, Chicago, IL 60607.
(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2024, by FMR LLC in its role as a parent holding company (“FMR”) and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. As of December 31, 2023, (i) FMR has sole voting power over 5,275,851 shares, sole dispositive power over 5,276,825 shares, and no shared voting or dispositive power over any shares and (ii) Abigail P. Johnson has sole dispositive power over 5,276,825 shares and no sole voting power, shared voting power or shared dispositive power over any shares. In The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The address for each of the entities and individuals affiliated with FMR identified above is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based solely on information contained in a Schedule 13G/A filed on February 10, 2025. Consists of 6,051,120 shares of common stock held by Marshman Fund Trust II (the “Marshman Shares”). Matthew Gaines, Lisa Aronin and Greg Aronin, serve as the trustees of Marshman Fund Trust II and as a result each may be deemed to beneficially own the Marshman Shares. Each of the trustees disclaims any such beneficial ownership of the Marshman Shares. The address for Marshman Fund Trust II is 330 N. Wabash Ave, Suite 3500, Chicago, IL 60611.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 5, 2025, reporting the beneficial ownership of Blackrock, Inc. in its role as a parent holding company (“Blackrock”). As of December 31, 2024, Blackrock has sole voting power over 6,767,563 shares, sole dispositive power over 6,968,097shares, and no shared voting or dispositive power over any shares. The address for each of the entities affiliated with Blackrock is 50 Hudson Yards, New York, NY 10001.

(5)
Based solely on a Schedule 13G/A filed with the SEC on January 30, 2025, reporting the beneficial ownership of The Vanguard Group, Inc. (“Vanguard”). As of December 31, 2024, Vanguard has shared voting power over 73,029 shares, sole dispositive power over 4,616,923 shares, shared dispositive power over 116,686 shares and no sole voting power over any shares. The address for Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

(6)	Includes 191,446 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(7)	Represents 7,773 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(8)	Includes 243,203 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(9)	Includes 186,061 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(10)	Includes 108,593 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(11)	Includes 1,641,215 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(12)
Represents 6,618,033 shares of common stock as described in footnote 1 and 36,714 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.

(13)	Represents 21,816 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(14)
Represents 6,618,033 shares of common stock as described in footnote 1 and 26,224 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.

(15)	Represents 48,255 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(16)	Represents 15,693 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(17)
Based on information contained in a Schedule 13G/A filed on February 14, 2023 and other information known to the Company. Consists of 2,147,943 shares of common stock held by HBM Healthcare Investments (Cayman) Ltd. Voting and investment power over the shares of the Company held by HBM Healthcare Investments (Cayman) Ltd. (the “HBM Shares”) is exercised by the board of directors of HBM Healthcare Investments (Cayman) Ltd. (the “HBM Board”). The HBM Board consists of Dr. Wicki, a member of our board of directors, Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Mark Kronenfeld, M.D. and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to the HBM Shares. The address for Dr. Wicki is Bundesplatz 1, CH-6301 Zug, Switzerland. The address for HBM Healthcare Investments (Cayman) Ltd. is Governor’s Square, Suite 4-212-2, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman, Cayman Islands.

(18)	Represents 3,385 shares of common stock issuable upon settlement of options which have vested or will vest within 60 days of March 17, 2025.
(19)
The common stock reported herein consists of (i) 11,606,370 shares of common stock beneficially owned by our current executive officers and directors and (ii) 2,530,378 shares of common stock issuable upon settlement of options which our current executive officers and directors have the right to acquire within 60 days of March 17, 2025. For the purposes of this calculation, the Valor Shares for which each of Messrs. Gracias and Sabater may be deemed beneficial owners are only counted once.

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions since the beginning of our last fiscal year to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Second Amended and Restated Investors’ Rights Agreement
In August 2019, we entered into a Second Amended and Restated Investors’ Rights Agreement (the “IRA”), pursuant to which certain holders of our preferred stock, or the Preferred Investors, many of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated, are entitled to rights with respect to the registration of their shares under the Securities Act. The registration rights under the IRA terminate upon the earliest of: (i) such date after the completion of our IPO on which all shares of registrable securities may be sold during any three (3) month period pursuant to Rule 144 of the Securities Act, (ii) the fifth anniversary of the completion of our IPO, (iii) the occurrence of a deemed liquidation event or (iv) the date that no registrable securities remain outstanding that have not previously been sold to the public pursuant to a registration or in reliance on Rule 144 of the Securities Act.
Paragon Right of Use Agreement
We are party to a right of use agreement with Paragon, whereby we have access to and the right to use certain office space leased by Paragon in Chicago, Illinois. For the year ended December 31, 2024, we incurred fees of $0.3 million pursuant to this agreement.
Other than as described above, since January 1, 2024, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation and Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Bylaws, we may purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our amended and restated certificate of incorporation and Bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Policies and Procedures for Related Person Transactions
In connection with the consummation of our IPO, we adopted a written policy on transactions with related persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which include material transactions, arrangements or relationships in which the Company was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. Transactions in excess of $120,000 are presumed to be a “material transaction,” although transactions involving lower amounts may be material based on the facts and circumstances. Our related person transaction policy provides that a related person is defined as any director, executive officer, nominee for director or beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of the foregoing persons or any firm, corporation or other entity in which (i) any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or (ii) any director, executive officer, nominee for director or 5% beneficial owner is employed.
Under our related persons transaction policy, the audit committee of our board of directors shall review the relevant facts and circumstances of each related person transaction (other than pre-approved transactions such as certain compensation matters and certain transactions that arise in the ordinary course of business) and either approve or disapprove of such related person transaction. In determining whether to approve or disapprove of such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated party, (ii) the extent of such related person’s interest in the transaction and (iii) take into account any conflicts of interest or corporate opportunity provisions outlined in our Code of Ethics and Conduct Policy. Under our policy, management must present to the audit committee each proposed related person transaction, including all relevant facts and circumstances relating thereto and also update the audit committee regarding any material changes to any approved or ratified related person transaction. Whenever feasible, such related person transaction shall not be consummated until the audit committee has approved or ratified such transaction. Management is also required to provide a status report of all then-current related person transactions at least annually at an audit committee meeting or as needed.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2024, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2024 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2024 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on our website at https://ir.harmonybiosciences.com/financial-information/sec-filings and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Harmony Biosciences Holdings, Inc., Attention: Investor Relations, 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise.
Stockholders who receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate annual report or proxy statement at your address, you should also contact your broker directly.
In connection with our solicitation of proxies for our 2026 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
Special Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “outlook,” “intend,” “expect,” “predict,” “potential” and similar expressions, or the negative of these terms and similar expressions, as they relate to Harmony, our business and our management. These statements include statements about Harmony’s plans, objectives, strategies, financial performance and outlook, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements.
*  *  *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jeffrey M. Dayno
Dr. Jeffrey M. Dayno, President and Chief Executive Officer
Plymouth Meeting, Pennsylvania
April 4, 2025

HARMONY BIOSCIENCES

HARMONY BIOSCIENCES HOLDINGS, INC.
630 WEST GERMANTOWN PIKE, SUITE 215
PLYMOUTH MEETING, PA 19462

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HRMY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65438-P27991

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARMONY BIOSCIENCES HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class II directors to serve until our 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Juan A. Sabater
02) Gary Sender
03) Linda Szyper

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

V65439-P27991

HARMONY BIOSCIENCES HOLDINGS, INC.
Annual Meeting of Stockholders
May 15, 2025 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Jeffrey Dayno, President and CEO, and Christian Ulrich, General Counsel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HARMONY BIOSCIENCES HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HRMY2025 at 1:00 PM, ET on May 15, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for Proposals 1 and 2, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side